NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, October 28, 2022

LyondellBasell Reports Third Quarter 2022 Earnings

Third Quarter 2022 Highlights
•Net Income: $572 million, $642 million excluding identified items(a)
•Diluted earnings per share: $1.75 per share, $1.96 per share excluding identified items
•EBITDA: $1.1 billion, $1.2 billion excluding identified items
•Achieved 19% return on invested capital over trailing 12 months
•Delivered $1.4 billion in cash from operating activities
•Returned more than $550 million to shareholders in the form of dividends and share repurchases
•Established new organizational structure to capture value and accelerate sustainable growth
•Launched value enhancement program targeting $750 million in recurring annual EBITDA improvement

Comparisons with the prior quarter and third quarter 2021 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Sales and other operating revenues	$12,250	$14,838	$12,700	$40,245	$33,343
Net income	572	1,644	1,762	3,536	4,891
Diluted earnings per share	1.75	4.98	5.25	10.74	14.57
Weighted average diluted share count	327	329	334	328	334
EBITDA (a)	1,108	2,381	2,691	5,509	7,294

Excluding Identified Items(a)

Net income	$642	$1,713	$1,762	$3,675	$4,891
Diluted earnings per share	1.96	5.19	5.25	11.16	14.57
Impairments	—	69	—	69	—
Refinery exit costs	92	—	—	92	—
EBITDA	1,192	2,450	2,691	5,662	7,294

(a) See “Information Related to Financial Measures” for a discussion of the Company’s use of non-GAAP financial measures and Table 2, Table 3 and Table 4 for reconciliations of these measures to the nearest GAAP measures. “Identified items” include adjustments for lower of cost or market (“LCM”), impairments and refinery exit costs.

LyondellBasell Industries (NYSE: LYB) today announced net income for the third quarter 2022 of $572 million, or $1.75 per share. Third quarter 2022 EBITDA was $1.1 billion, or $1.2 billion excluding identified items. During the quarter, the company recognized identified items of $70 million, net of tax, related to the costs incurred in connection with exiting the refining business that impacted earnings by $0.21 per share.

“LyondellBasell's high cash conversion and strong balance sheet enable our company to confidently navigate challenging markets while continuing to prioritize returns for our shareholders,” said Peter Vanacker, LyondellBasell Chief Executive Officer.

During the third quarter, higher energy costs, new supply and weaker markets pressured global petrochemical margins. Global demand for LyondellBasell's products utilized in consumer packaging remained stable, but demand from durable goods markets softened. In Europe, olefins, polyolefins and intermediate chemicals markets encountered significantly higher energy costs and weak demand. In response to these challenging conditions, the company postponed the restart of its ethylene cracker in France until the first quarter 2023 and reduced operating rates across its global asset base to match lower demand. In China, markets remained weak due to zero-COVID measures and tepid growth. In North America, new supply and inventory destocking led to declines in polyolefins prices. The impacts of higher energy, raw material, labor and transportation costs were also visible in Advanced Polymers Solutions results. LyondellBasell's oxyfuels and refining businesses continued to earn margins above historical averages. The company proactively managed working capital and optimized asset utilization to deliver high cash conversion and provide strong shareholder returns.

LyondellBasell generated $1.4 billion in cash from operating activities during the quarter. The company remains committed to a disciplined approach to capital allocation. In the third quarter, approximately $440 million was reinvested in the businesses and more than $550 million was returned to shareholders through the quarterly dividend and share repurchases.

“In September, we made changes to our organizational structure and Executive Committee, which includes a new Circular and Low Carbon Solutions business unit to accelerate our leadership in sustainability and serve growing customer demand for our Circulen products. These strategic decisions helped set the foundation to drive our value enhancement program, which we expect will generate $750 million in recurring annual EBITDA improvement by the end of 2025. We are positioning our organization to advance our strategic initiatives while enhancing our focus on value and agility,” said Vanacker.

OUTLOOK
“LyondellBasell's diverse business portfolio, commercial agility, robust balance sheet and strong liquidity equip our company to navigate difficult environments. With cost discipline in our DNA, we are increasing our focus on enhancing value through the cycle and remain committed to strong shareholder returns,” said Vanacker.

In October, demand from consumer packaging, oxyfuels and refining markets remains strong. Nonetheless, persistent inflation and high energy costs coupled with weaker seasonal demand are likely to drive further margin compression across most of the company's businesses in the fourth quarter. Challenging conditions are expected to continue in European and Asian markets. To match the global demand outlook, LyondellBasell expects fourth quarter average operating rates of 75% for Olefins & Polyolefins Americas assets, 60% for Olefins & Polyolefins Europe assets and 75% for Intermediates & Derivatives assets. The company remains watchful for market improvements in China.

“Our new organizational structure and value creation initiatives are well-timed to address current market conditions. These actions are only the beginning of LyondellBasell's journey to increase our focus on value, agility and accountability through continuous improvement. We will continue to share more information in the coming quarters and provide more clarity and focus around LyondellBasell's North Star strategy development,” said Vanacker.

CONFERENCE CALL
LyondellBasell will host a conference call October 28 at 11 a.m. EDT. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Michael McMurray, Executive Vice President of Global Olefins and Polyolefins Ken Lane, Executive Vice President of Intermediates and Derivatives and Refining Kim Foley, Executive Vice President of Advanced Polymer Solutions Torkel Rhenman and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at www.LyondellBasell.com/earnings. A replay of the call will be available from 1:00 p.m. EDT October 28 until November 28. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13732141.

ABOUT LYONDELLBASELL
As a leader in the global chemical industry, LyondellBasell (NYSE: LYB) strives every day to be the safest, best operated and most valued company in our industry. The company's products, materials and technologies are advancing sustainable solutions for food safety, access to clean water, healthcare and fuel efficiency in more than 100 international markets. LyondellBasell places high priority on diversity, equity and inclusion and is Advancing Good with an emphasis on our planet, the communities where we operate and our future workforce. The company takes great pride in its world-class technology and customer focus. LyondellBasell has stepped up its circularity and climate ambitions and actions to address the global challenges of plastic waste and decarbonization. In 2022, LyondellBasell was named as one of FORTUNE Magazine's “World's Most Admired Companies” for the fifth consecutive year. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical, polymers and refining industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; uncertainties and impacts related to the extent and duration of the pandemic; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; benefits and synergies of any proposed transactions; legal and environmental proceedings; tax rulings, consequences or proceedings; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our respective goals; our ability to procure energy from renewable sources; the successful shut down and closure of the Houston Refinery, including within the expected timeframe; our ability to successfully implement initiatives identified pursuant to our value enhancement program and generate anticipated earnings; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to repay our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2021, which can be found at www.LyondellBasell.com on the Investor Relations page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change. We undertake no obligation to update the information presented herein except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, and EBITDA, net income and diluted EPS exclusive of identified items provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as income from continuing operations plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of identified items. Identified items include adjustments for “lower of cost or market" (“LCM”), impairment and refinery exit costs. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. In April 2022 we announced our decision to cease operation of our Houston Refinery no later than the end of 2023. In connection with exiting the refinery business, we began to incur costs primarily consisting of accelerated lease amortization costs, personnel related costs and depreciation of asset retirement costs.

Return on invested capital is a measure commonly used by investors to evaluate the efficiency at which a company's capital is allocated to generate income during a particular period. Return on invested capital means income from continuing operations, adjusted for interest expense, net of tax and items affecting comparability between periods divided by a two-year average of invested capital adjusted for items affecting comparability.

These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.

LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at www.LyondellBasell.com/investorrelations. These measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated.

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Source: LyondellBasell Industries

Media Contact: Kimberly Windon +1 713-309-7575
Investor Contact: David Kinney +1 713-309-7141

Table 2 - Reconciliations of Net Income to Net Income Excluding Identified Items and to EBITDA Including and Excluding Identified Items
	Three Months Ended			Nine Months Ended
Millions of U.S. dollars	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income	$572	$1,644	$1,762	$3,536	$4,891
add: Identified items
Impairments, after-tax	—	69	—	69	—
Refinery exit costs, after-tax (a)	70	—	—	70	—
Net income excluding identified items	$642	$1,713	$1,762	$3,675	$4,891

Net income	$572	$1,644	$1,762	$3,536	$4,891
Loss from discontinued operations, net of tax	1	1	1	3	1
Income from continuing operations	573	1,645	1,763	3,539	4,892
Provision for income taxes	154	378	452	848	1,028
Depreciation and amortization (b)	318	304	351	933	1,016
Interest expense, net	63	54	125	189	358
add: Identified items
Impairments	—	69	—	69	—
Refinery exit costs (c)	84	—	—	84	—
EBITDA excluding identified items	1,192	2,450	2,691	5,662	7,294
less: Identified items
Impairments	—	(69)	—	(69)	—
Refinery exit costs	(84)	—	—	(84)	—
EBITDA	$1,108	$2,381	$2,691	$5,509	$7,294

(a) Refinery exit costs, after-tax, include accelerated lease amortization costs, personnel related costs and depreciation of asset retirement costs of $36 million, $48 million and $8 million, respectively, net of tax of $22 million, in the three and nine months ended September 30, 2022.
(b) Depreciation and amortization includes depreciation of asset retirement costs of $8 million expensed during the three and nine months ended September 30, 2022 in connection with exiting the Refining business.
(c) Refinery exit costs include accelerated lease amortization costs and personnel related costs of $36 million and $48 million, respectively, in the three and nine months ended September 30, 2022.

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding Identified Items
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Diluted earnings per share	$1.75	$4.98	$5.25	$10.74	$14.57

Add: Identified items:
Impairments	—	0.21	—	0.21	—
Refinery exit costs	0.21	—	—	0.21	—

Diluted earnings per share excluding identified items	$1.96	$5.19	$5.25	$11.16	$14.57

Table 4 - Return on Invested Capital
		Three Months Ended				Last Twelve Months
Millions of U.S. dollars	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	September 30, 2022
Net income		$726	$1,320	$1,644	$572	$4,262
Loss from discontinued operations, net of tax		5	1	1	1	8
Income from continuing operations		731	1,321	1,645	573	4,270
Add:
Interest expense, net		152	72	54	63	341
Tax effect		(28)	(14)	(10)	(13)	(65)
Interest expense, net, after tax		124	58	44	50	276

Items effecting comparability:
Impairments - Refinery, after tax		481	—	—	—	481
Refinery exit costs, after tax (a)		—	—	—	70	70
Total items effecting comparability		481	—	—	70	551
Adjusted income from continuing operations		1,336	1,379	1,689	693	5,097

Divided by:
Average adjusted invested capital:
Shareholders’ equity	11,800				12,191
Long-term debt	12,945				10,445
Operating lease liabilities	1,518				1,514
Current debt:
Current maturities of long-term debt	8				432
Short-term debt	563				439
Invested capital	26,834				25,021
Cumulative effect of adjustments, after tax (b)	446				997
Adjusted invested capital	$27,280				$26,018

2-Yr average adjusted invested capital						$26,649
Return on average adjusted invested capital						19%

(a) Refinery exit costs, after-tax, include accelerated lease amortization costs, personnel related costs and depreciation of asset retirement costs of $36 million, $48 million and $8 million, respectively, net of tax of $22 million, in the third quarter of 2022.
(b) Cumulative effect of adjustments, after tax, at September 30, 2022 includes impairments, after tax, of $446 million and $481 million recognized in 2020 and 2021, respectively, and refinery exit costs.
Note: Last twelve months September 30, 2022 is calculated as the sum of the quarters ended December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022.